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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 2000

                            Pharmacia & Upjohn, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                      1- 11557                 98-0155411
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
       Incorporation)                                        Identification No.)


   100 Route 206 North, Peapack, New Jersey                           07977
   (Address of Principal Executive Offices)                         (Zip Code)


       Registrant's Telephone Number, Including Area Code: (908) 901-8000


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

(a) On March 31, 2000, MP Sub, Incorporated, a Delaware corporation ("Merger Sub") wholly owned by Pharmacia Corporation (formerly Monsanto Company), a Delaware corporation ("Pharmacia"), merged (the "Merger") with and into Pharmacia & Upjohn, Inc., a Delaware corporation ("Registrant"), pursuant to the Agreement and Plan of Merger, dated as of December 19, 1999, as amended (the "Merger Agreement"). Pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share, of the Registrant ("Registrant Common Stock") issued and outstanding, other than shares owned or held directly or indirectly by Pharmacia or directly or indirectly by the Registrant, was converted into 1.19 shares of common stock, par value $2.00 per share, of Pharmacia ("Pharmacia Common Stock") and each share of Series A Convertible Perpetual Preferred Stock, par value $0.01 per share, of the Registrant issued and outstanding was converted into one share of a new series of convertible preferred stock that was issued by Pharmacia and designated as Series B Convertible Perpetual Preferred Stock. As a result of the Merger, the Registrant became a direct wholly owned subsidiary of Pharmacia. Pharmacia issued approximately 620 million shares of Pharmacia Common Stock to former shareholders of Registrant's Common Stock in the Merger. These shares represent approximately 49% of the Pharmacia Common Stock outstanding immediately after the Merger. This information is based upon the number of shares of Pharmacia Common Stock outstanding on February 29, 2000 and does not take into account the Pharmacia or Registrant convertible perpetual preferred stock, stock options or other equity-based awards or other transactions involving the issuance of Pharmacia Common Stock.

Under the terms of the Merger Agreement, effective March 31, 2000, the board of directors of Pharmacia has 18 members, consisting of nine persons who were designated by the former Monsanto Company and nine persons who were designated by the Registrant. The nine persons designated by the Registrant are Frank Carlucci, Olof Lund, Bengt Samuelsson, M. Kathryn Eickhoff, Fred Hassan, Berthold Lindquist, C. Steven McMillan, William U. Parfet and Ulla Reinius, all of whom were members of Registrant's board of directors immediately prior to the Merger. The Merger Agreement, a copy of which is attached hereto as
Exhibit 2.1, sets forth certain information concerning the Merger, including, but not limited to, any arrangements or understandings among the pre-Merger officers and directors of Pharmacia and Registrant and their associates with respect to the Merger, is incorporated herein by reference.

(b) Not applicable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits. The following exhibits are filed as part of this report:

Exhibit       Description

2.1 Agreement and Plan of Merger dated as of December 19, 1999 among Monsanto Company, MP Sub Incorporated, and Pharmacia & Upjohn, Inc., as amended as of February 18, 2000.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2000                  PHARMACIA & UPJOHN, INC.


                                       By:/s/ Don W. Schmitz
                                          -------------------
                                       Name:  Don W. Schmitz
                                       Title: Vice President and Secretary

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                                 EXHIBIT INDEX

Exhibit       Description

2.1 Agreement and Plan of Merger dated as of December 19, 1999 among Monsanto Company, MP Sub Incorporated, and Pharmacia & Upjohn, Inc., as amended as of February 18, 2000.


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